SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 12, 2004

                               MRU HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-33487               33-0954381
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

       600 Lexington Avenue
        New York, New York                                              10022
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (212) 754-0774

          (Former name or former address, if changed since last report)
                                 Not Applicable


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Item 4. Changes in Registrant's Certifying Accountant

      (a) (1) Previous independent accountants.

            (i) On July 12, 2004, the Company dismissed Hall & Company ("Hall") as its independent accountants.

            (ii) The reports of Hall on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            (iii) The decision to change independent accountants was approved by the Company's Board of Directors.

            (iv) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hall, would have caused it to make reference to the subject matter of such disagreements in its report on the financial statements of the Company for such periods.

            (v) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no reportable events under Item 304(a)(1)(v) of Regulation S-K.

      The Company has requested that Hall furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 13, 2004, is filed as Exhibit No. 16.1 to this Current Report.

          (2) New independent accountants.

            The Company engaged Bagell Josephs & Company, LLC ("Bagell Josephs") as its new independent accountants as of July 7, 2004. During the two most recent fiscal years and through the date of their engagement by the Company, the Company did not consult with Bagell Josephs regarding issues of the type described in Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit No.       Description

16.1              Letter from Hall & Company to the Securities and Exchange
                  Commission


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MRU Holdings, Inc.

                                        /s/ Raza Khan
                                        -------------------
Date: July 14, 2004                     President